    Exhibit 99.1

Contact:	Peter W. Keegan Chief Financial Officer (212) 521-2950 Mary Skafidas Investor and Public Relations (212) 521-2788

NEWS RELEASE

LOEWS CORPORATION REPORTS INCOME FROM CONTINUING OPERATIONS OF $245 MILLION FOR THE FIRST QUARTER OF 2014

NEW YORK, April 28, 2014—Loews Corporation (NYSE:L) today reported income from continuing operations for the 2014 first quarter of $245 million, or $0.63 per share, compared to $234 million, or $0.60 per share, in the 2013 first quarter. Net income attributable to Loews includes a loss from discontinued operations of $186 million related to CNA Financial Corporation’s pending sale of its annuity and pension deposit business.

Book value per share excluding accumulated other comprehensive income (AOCI) increased to $49.43 at March 31, 2014 from $49.38 at December 31, 2013 and $48.48 at March 31, 2013.

CONSOLIDATED HIGHLIGHTS

	Three Months Ended March 31,
(In millions, except per share data)	2014	2013

Income before net investment gains and ceiling test impairment charges	$240	$314
Ceiling test impairment charges	(19)	(92)
Net investment gains	24	12
Income from continuing operations	245	234
Discontinued operations, net (a)	(186)	8
Net income attributable to Loews Corporation	$59	$242
Net income per share:
Income from continuing operations	$0.63	$0.60
Discontinued operations, net	(0.48)	0.02
Net income per share	$0.15	$0.62

	March 31,		Year Ended
	2014	2013	December 31, 2013

Book value per share	$50.89	$49.93	$50.25
Book value per share excluding AOCI	$49.43	$48.48	$49.38

(a)
Includes an impairment loss of $193 million and income from operations of $7 million for the three months ended March 31, 2014 related to the pending sale of CNA’s annuity and pension deposit business.

Income from continuing operations increased primarily due to higher parent company investment income as a result of improved performance of the trading portfolio, and lower ceiling test impairment charges at HighMount Exploration & Production LLC. These increases were partially offset by a $55 million charge (after tax and noncontrolling interests) related to the write-off of all previously capitalized costs incurred by the Company and Boardwalk Pipeline for the proposed Bluegrass project.

CNA’s earnings decreased primarily due to lower net investment income, higher catastrophe losses and lower favorable net prior year development, partially offset by improved non-catastrophe current accident year underwriting results and higher realized investment gains.

Diamond Offshore’s earnings decreased primarily due to lower utilization and increased interest expense as a result of higher debt levels. These declines were partially offset by higher dayrates earned.

SHARE REPURCHASES

At March 31, 2014, there were 386.9 million shares of Loews common stock outstanding. During the first quarter of 2014, the Company repurchased 0.5 million shares of its common stock at an aggregate cost of $24 million. From April 1, 2014 to April 24, 2014, the Company repurchased an additional 0.6 million shares of its common stock at an aggregate cost of $22 million. Depending on market conditions, the Company may from time to time purchase shares of its and its subsidiaries’ outstanding common stock in the open market or otherwise.

CONFERENCE CALLS

A conference call to discuss the first quarter results of Loews Corporation has been scheduled for 11:00 a.m. ET, today. A live webcast of the call will be available online at the Loews Corporation website (www.loews.com). Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software. Those interested in participating in the question and answer session should dial (877) 692-2592, or for international callers, (973) 582-2757. The conference ID number is 21715973. An online replay will also be available on the Loews Corporation’s website following the call.

A conference call to discuss the first quarter results of CNA has been scheduled for 10:00 a.m. ET, today. A live webcast will be available at http://investor.cna.com. Those interested in participating in the question and answer session should dial (888) 329-8877, or for international callers, (719) 325-2472. Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software.

A conference call to discuss the first quarter results of Boardwalk Pipeline has been scheduled for 9:00 a.m. ET, today. A live webcast will be available at www.bwpmlp.com. Those interested in participating in the question and answer session should dial (866) 515-2915 or for international callers, (617) 399-5129. The conference ID number is 79707622. Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software.

A conference call to discuss the first quarter results of Diamond Offshore was held on Thursday, April 24, 2014. An online replay is available on Diamond Offshore’s website (www.diamondoffshore.com).

# # #

ABOUT LOEWS CORPORATION

Loews Corporation is a diversified company with three publicly-traded subsidiaries: CNA Financial Corporation (NYSE: CNA), Diamond Offshore Drilling, Inc. (NYSE: DO) and Boardwalk Pipeline Partners, LP (NYSE: BWP); and two wholly owned subsidiaries: HighMount Exploration & Production LLC and Loews Hotels & Resorts. For more information please visit www.loews.com.

# # #

FORWARD-LOOKING STATEMENTS

Statements contained in this press release which are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission and readers of this release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website (www.loews.com). Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Any such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

Loews Corporation and Subsidiaries
Selected Financial Information

(In millions)	Three Months Ended March 31,
	2014	2013
Revenues:
CNA Financial	$2,421	$2,436
Diamond Offshore	710	732
Boardwalk Pipeline	357	329
HighMount	55	68
Loews Hotels	105	94
Investment income and other	53	8
	3,701	3,667
Investment gains (losses):
CNA Financial	42	19
Corporate and other
	42	19
Total	$3,743	$3,686

Income (Loss) Before Income Tax:
CNA Financial	$259	$331
Diamond Offshore	168	205
Boardwalk Pipeline (a)	23	99
HighMount
Operations	(2)	6
Ceiling test impairment charge	(29)	(145)
Loews Hotels	5
Investment income, net	51	7
Other (b)	(34)	(24)
	441	479
Investment gains (losses):
CNA Financial	42	19
Corporate and other
	42	19
Total	$483	$498

Net Income (Loss) Attributable to Loews Corporation:
CNA Financial	$176	$206
Diamond Offshore	69	82
Boardwalk Pipeline (a)	(18)	33
HighMount
Operations	(1)	4
Ceiling test impairment charge	(19)	(92)
Loews Hotels	3
Investment income, net	34	5
Other (b)	(23)	(16)
	221	222
Investment gains (losses):
CNA Financial	24	12
Corporate and other
	24	12
Income from continuing operations	245	234
Discontinued operations, net (c)	(186)	8
Net income attributable to Loews Corporation	$59	$242

(a)
Includes a charge of $94 million ($55 million after tax and noncontrolling interests) for the three months ended March 31, 2014 to write off all previously capitalized costs incurred related to the Bluegrass project.

(b)	Consists primarily of corporate interest expense and other unallocated expenses.
(c)
Includes an impairment loss of $193 million and income from operations of $7 million for the three months ended March 31, 2014 related to the pending sale of CNA’s annuity and pension deposit business.

Loews Corporation and Subsidiaries
Consolidated Financial Review

(In millions, except per share data)	Three Months Ended March 31,
	2014	2013
Revenues:
Insurance premiums	$1,806	$1,764
Net investment income	577	599
Investment gains	42	19
Contract drilling revenues	685	700
Other	633	604
Total	3,743	3,686

Expenses:
Insurance claims & policyholders’ benefits	1,446	1,396
Contract drilling expenses	370	375
Other (a)	1,444	1,417
Total	3,260	3,188

Income before income tax	483	498
Income tax expense	(92)	(109)
Income from continuing operations	391	389
Discontinued operations, net of income tax	(207)	9
Net income	184	398
Amounts attributable to noncontrolling interests	(125)	(156)
Net income attributable to Loews Corporation	$59	$242

Net income attributable to Loews Corporation:
Income from continuing operations	$245	$234
Discontinued operations, net (b)	(186)	8
Net income	$59	$242

Diluted income per share:
Income from continuing operations	$0.63	$0.60
Discontinued operations, net	(0.48)	0.02
Diluted income per share attributable to Loews Corporation	$0.15	$0.62

Weighted diluted number of shares	388.07	392.16

(a)
Includes ceiling test impairment charges of $29 million and $145 million ($19 million and $92 million after tax) for the three months ended March 31, 2014 and 2013 related to the carrying value of HighMount’s natural gas and oil properties.

(b)
Includes an impairment loss of $193 million and income from operations of $7 million for the three months ended March 31, 2014 related to the pending sale of CNA's annuity and pension deposit business.